Exhibit 99.1
DTE Energy reports third quarter earnings and accomplishments

•Announced DTE Electric roadmap to improved reliability with Distribution Grid Plan
•Significant storm activity and cool summer weather results in operating EPS guidance midpoint change from $6.25 to $5.75 per share
•Launched electric undergrounding pilot project in Detroit
•Named Energy Star’s Partner of the Year for Energy Efficiency Program Delivery; customers saved $418 million in 2022
•Received the 2023 C. Everett Koop National Health Award in recognition of workforce wellness programs
•Partnered with the City of Southfield, now enrolled in the MIGreenPower renewable energy program
•Kicked-off fall planting as a founding partner in the Detroit Tree Equity Partnership

DETROIT, November 1, 2023 – DTE Energy (NYSE:DTE) today reported third quarter earnings of $332 million, or $1.61 per diluted share, compared with $387 million, or $1.99 per diluted share in 2022.

Operating earnings for the third quarter 2023 were $298 million, or $1.44 per diluted share, compared with 2022 operating earnings of $311 million, or $1.60 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“This year we were faced with unprecedented headwinds which impacted our 2023 operating EPS guidance, but through the incredible work of our highly engaged team, DTE continues to be in a good position to offset the majority of the challenges and continue to deliver for our customers, our community and our investors. We remain heavily focused on continuing to invest the strategic capital that further supports the transition to cleaner generation and improved grid reliability in the face of changing weather patterns and increasing electrification,” Jerry Norcia, DTE Energy Chairman and CEO, said. “We are well-positioned to do this work while continuing to provide positive results for our stakeholders.”

Norcia noted the following DTE accomplishments:

•Overcame unprecedented headwinds: Implementing significant one-time O&M actions and capturing opportunities throughout the portfolio to offset the majority of storm and weather headwinds, while remaining focused on customer service excellence and reliability.

•Filed DTE Electric Distribution Grid Plan: The five-year, $9 billion roadmap to build the grid of the future is expected to improve reliability by 60% over the next five years. It includes transitioning to a smart grid with full automation within five years, updating 90% of the circuits in Detroit, trimming 30,000 miles of trees and upgrading 10,000 miles of existing infrastructure.

•Launched undergrounding pilot project: Work began in the City of Detroit in an area that will span five miles and two neighborhoods as part of a pilot program to bury power lines. The pilot will demonstrate reliability improvements for customers.

•Awarded Energy Star Partner of the Year: According to Energy Star, “Earning an ENERGY STAR Partner of the Year Award distinguishes corporate energy management programs. It is the highest level of EPA recognition.” DTE’s Energy Efficiency program also was named among the top five in the nation by the American Council for an Energy-Efficient Economy. By participating in DTE energy efficiency programs in 2022, DTE customers saved $418 million on energy bills.

•Earned the C. Everett Koop National Health Award for programs designed to improve employee health: The Health Project, which seeks out, evaluates, promotes and disseminates the lessons learned from exemplary health promotion and disease prevention programs, recognized DTE’s use of evidence-based programs for employee wellness to achieve meaningful results. DTE’s program achieved participation rates exceeding 85%, reducing critical lifestyle-related health conditions, workers' compensation claims and workplace injuries.

•Enrolled the City of Southfield in DTE’s MIGreenPower program: One of the largest programs of its kind in the country, MIGreenPower provides business and residential customers with renewable energy solutions and the opportunity to commit to a cleaner future by attributing energy use to Michigan-based renewable energy projects.

•Started the fall planting season with the Detroit Tree Equity Partnership: In partnership with American Forests, the City of Detroit, Greening of Detroit and the Erb Foundation, the effort continues with the fall planting season with the aim of planting 5,500 trees, ultimately building toward the goal of 75,000 trees in targeted areas of Detroit. This spring, 4,329 trees were planted in the city. The partnership will ultimately improve the tree canopy and create jobs, while providing cooling summer shade.

Outlook for 2023

DTE Energy is revising 2023 operating EPS guidance from $6.09 - $6.40 to $5.65 - $5.85.

“2023 operating EPS guidance is updated to reflect additional headwinds from storms and cooler weather experienced in the third quarter. Our team continues to execute the plan to offset the majority of the unprecedented headwinds in 2023. DTE is well-positioned for future growth and to continue to deliver for our customers, communities, employees and shareholders,” David Ruud, DTE executive vice president and CFO, said.

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (888) 510-2008 or international: (646) 960-0306. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy

DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio also includes non-utility businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. As an environmental leader, DTE utility operations plan to reduce carbon dioxide and methane emissions by 80% by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and DTE Gas aspire to achieve net zero carbon and greenhouse gas emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure.

In this release, DTE Energy discusses 2023 operating earnings guidance. It is likely that certain items that impact the company's 2023 reported results will be excluded from operating results. Reconciliations to the comparable 2023 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted.

Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Pete Ternes: 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30,
	2023					2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$268	$—		$—	$268	$363	$—		$—	$363

DTE Gas	(5)	—		—	(5)	(23)	—		—	(23)

Non-utility operations
DTE Vantage	56	—		—	56	26	—		—	26

Energy Trading	65	(46)	A	12	31	56	(102)	A	26	(20)

Non-utility operations	121	(46)		12	87	82	(102)		26	6

Corporate and Other	(52)	—		—	(52)	(35)	—		—	(35)

Net Income Attributable to DTE Energy Company	$332	$(46)		$12	$298	$387	$(102)		$26	$311

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended September 30,
	2023					2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.30	$—		$—	$1.30	$1.88	$—		$—	$1.88

DTE Gas	(0.03)	—		—	(0.03)	(0.12)	—		—	(0.12)

Non-utility operations
DTE Vantage	0.28	—		—	0.28	0.13	—		—	0.13

Energy Trading	0.32	(0.23)	A	0.06	0.15	0.28	(0.53)	A	0.14	(0.11)

Non-utility operations	0.60	(0.23)		0.06	0.43	0.41	(0.53)		0.14	0.02

Corporate and Other	(0.26)	—		—	(0.26)	(0.18)	—		—	(0.18)

Net Income Attributable to DTE Energy Company	$1.61	$(0.23)		$0.06	$1.44	$1.99	$(0.53)		$0.14	$1.60

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$547	$—		$—		$547	$750	$—		$—	$750

DTE Gas	190	—		—		190	179	—		—	179

Non-utility operations
DTE Vantage	109	—		—		109	68	—		—	68

Energy Trading	234	(259)	A	66		41	(80)	149	A	(37)	32

Non-utility operations	343	(259)		66		150	(12)	149		(37)	100

Corporate and Other	(102)	—		(7)	B	(109)	(99)	—		—	(99)

Net Income Attributable to DTE Energy Company	$978	$(259)		$59		$778	$818	$149		$(37)	$930

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
B) Adjustment to Income Tax Expense due to a tax law change in West Virginia

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Nine Months Ended September 30,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$2.65	$—		$—		$2.65	$3.87	$—		$—	$3.87

DTE Gas	0.92	—		—		0.92	0.92	—		—	0.92

Non-utility operations
DTE Vantage	0.53	—		—		0.53	0.35	—		—	0.35

Energy Trading	1.14	(1.27)	A	0.32		0.19	(0.42)	0.77	A	(0.19)	0.16

Non-utility operations	1.67	(1.27)		0.32		0.72	(0.07)	0.77		(0.19)	0.51

Corporate and Other	(0.50)	—		(0.03)	B	(0.53)	(0.51)	—		—	(0.51)

Net Income Attributable to DTE Energy Company	$4.74	$(1.27)		$0.29		$3.76	$4.21	$0.77		$(0.19)	$4.79

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page